EXHIBIT 10.1

                                     TEKELEC
                                 2000 BONUS PLAN

PHILOSOPHY:

The Company believes that a portion of each employee's annual compensation should be directly related to the Company's financial performance. The 2000 Bonus Plan is designed to motivate and reward employees for achieving certain key financial results and, in the case of the Company's senior management, certain business and strategic objectives. The Company believes that the achievement of these goals and objectives is essential for the Company's success and for the continued growth in shareholder value.

FINANCIAL MEASURE:

Operating income for 2000 determined in accordance with GAAP will be the sole financial measure for the 2000 Bonus Plan for employees other than executive officers of the Company. Executive officers will have operating income as a financial measure for 75% of their bonus and other objectives for the remaining 25%.

Minimum operating income before bonus of $70M will produce 25% of the maximum bonus. Maximum operating income before bonus of $85M will produce 100% of the bonus. There will be a linear increase in bonus between minimum and maximum operating income.

ELIGIBILITY:

All employees of Tekelec and its subsidiaries during 2000 are eligible to participate in the 2000 Bonus Plan with the following exclusions:

          1. Commissioned employees
          2. Employees hired in 4Q of 2000

Employees must be employed by Tekelec or one of its subsidiaries on the date of bonus payment to be eligible to receive a bonus payment under this Plan.

PARTICIPATION LEVELS:

The bonus payable to an eligible employee under the 2000 Bonus Plan is based on a percentage of his/her calendar year 2000 actual earnings, excluding certain payments (e.g., reimbursement for moving expenses, bonus payments from prior year, stock option gains and similar payments). The maximum bonus percentage is based on the position as listed below in the table.


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                                                                    EXHIBIT 10.1

PARTICIPATION LEVELS FOR EMPLOYEES OTHER THAN EXECUTIVE OFFICERS:

  POSITION                      U.S.      JAPAN
------------                  -------     -----
Assistant VP                  30%         15%
Director                      25          15
Sr. Manager                   20          12
Manager                       20          12
Professional                  10 - 15     6 - 9
Nonexempt                     10          6


PARTICIPATION LEVELS FOR EXECUTIVE OFFICERS:

POSITION                             U.S.         JAPAN        UK
---------------------------------   -----         -----       -----
CEO                                  125%
COO*                                  90
GM NSD                                75
CFO, General Counsel, GM NDD          70
CEO-IEX (CTO), VP Strategy            60
VP HR, VP Ops, GM-IEX Call Center     50
President - Japan                                  20%
Managing Director                                              25%

* Final number to be established upon hiring.

MBO COMPONENT:

Twenty-five percent of the bonus for executive officers of the Company and the Managing Director, Tekelec Limited (UK), will be linked to MBOs. The CEO and officer will jointly set objectives at the beginning of the year. Evaluation of these objectives will be made by the CEO by January 31, 2001.

Twenty-five percent of the bonus for the CEO will be linked to MBOs which will be jointly set by the CEO and the Board of Directors. Evaluation of these objectives will be made by the Board by February 15, 2001.

DISCRETIONARY BONUSES:

Discretionary bonuses may also be paid under the Plan but only if, in management's view, the Company is able to pay a discretionary bonus without materially adversely affecting the Company's financial results and special circumstances exist. Consideration for such bonuses would be given for special circumstances or achievements by a division, group, individual or perhaps company-wide. With the advice and counsel of the Board of Directors, the CEO has the authority to award discretionary bonuses to non-executive officer employees. With regard to discretionary bonuses for executive officers, express approval of the Board of Directors is required.


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